EX-16.1

              Resignation of Stonefield Josephson, Inc.

July 23, 2007

Stonefield Josephson, Inc.
2049 Century Park East, Suite 400
Los Angeles, CA 90067
Telephone: (310) 453-9400
Fax: (310)432-7532


The Saint James Company
4505 Las Virgenes Road, Suite 210
Calabasas, CA 91302
Bruce Cosgrove

Dear Mr. Cosgrove:

     This is to confirm that the client-auditor relationship between The Saint James Company (Commission File Number 0-13738) and Stonefield Josephson, Inc. has ceased.

Sincerely,

/s/Stonefield Josephson, Inc.
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  Stonefield Josephson, Inc.

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission